AIM Leisure Fund -	Class A
Class C
Class R
Class Y
Investor Class
AIM Technology Fund -	Class A
Class C
Class Y
Institutional Class
Investor Class
AIM Utilities Fund -	Class A
Class C
Class Y
Institutional Class
Investor Class
AIM TAX-EXEMPT FUNDS
AIM High Income Municipal Fund -	Class A
Class C
Class Y
Institutional Class
AIM Tax-Exempt Cash Fund -	Class A
Class Y
Investor Class
AIM Tax-Free Intermediate Fund -	Class A
Class A3
Class Y
Institutional Class
AIM TREASURER’S SERIES TRUST
Premier Portfolio -	Investor Class
Premier Tax-Exempt Portfolio -	Investor Class
Premier U.S. Government Money Portfolio -	Investor Class”

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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: September 25, 2009

AIM COUNSELOR SERIES TRUST
AIM EQUITY FUNDS
AIM FUNDS GROUP
AIM GROWTH SERIES
AIM INTERNATIONAL MUTUAL FUNDS
AIM INVESTMENT FUNDS
AIM INVESTMENT SECURITIES FUNDS
AIM SECTOR FUNDS
AIM TAX-EXEMPT FUNDS
on behalf of the Shares of each Portfolio listed on Schedule A

By:	/s/ John M. Zerr John M. Zerr Senior Vice President

AIM TREASURER’S SERIES TRUST on behalf of the Shares of each Portfolio listed on Schedule A

By:	/s/ John M. Zerr

John M. Zerr Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

By:	/s/ John S. Cooper

John S. Cooper President

11